                                                                   EXHIBIT 4.1


                             MUSICIAN'S FRIEND, INC.

                             1998 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1.        PURPOSE.........................................................................................1


SECTION 2.        DEFINITIONS.....................................................................................1

   (a)   "BOARD OF DIRECTORS".....................................................................................1
   (b)   "CHANGE IN CONTROL"......................................................................................1
   (c)   "CODE"...................................................................................................2
   (d)   "COMMITTEE"..............................................................................................2
   (e)   "COMPANY"................................................................................................3
   (f)   "EMPLOYEE"...............................................................................................3
   (g)   "EXERCISE PRICE".........................................................................................3
   (h)   "FAIR MARKET VALUE"......................................................................................3
   (i)   "ISO"....................................................................................................4
   (j)   "NONSTATUTORY OPTION"....................................................................................4
   (k)   "OPTION".................................................................................................4
   (l)   "OPTIONEE"...............................................................................................4
   (m)   "OUTSIDE DIRECTOR".......................................................................................4
   (n)   "PLAN"...................................................................................................4
   (o)   "SERVICE"................................................................................................4
   (p)   "SHARE"..................................................................................................5
   (q)   "STOCK"..................................................................................................5
   (r)   "STOCK OPTION AGREEMENT".................................................................................5
   (s)   "SUBSIDIARY".............................................................................................5

SECTION 3.        ADMINISTRATION..................................................................................5

   (a)   COMMITTEE MEMBERSHIP.....................................................................................5
   (b)   COMMITTEE PROCEDURES.....................................................................................5
   (c)   COMMITTEE RESPONSIBILITIES...............................................................................5

SECTION 4.        ELIGIBILITY.....................................................................................7

   (a)   GENERAL RULE.............................................................................................7
   (b)   ISOS.....................................................................................................7

SECTION 5.        STOCK SUBJECT TO PLAN...........................................................................7

   (a)   BASIC LIMITATION.........................................................................................7
   (b)   PLAN.....................................................................................................7
   (c)   ADDITIONAL SHARES........................................................................................8

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                                TABLE OF CONTENTS (CONT'D)

       >

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS.................................................................8

   (a)   STOCK OPTION AGREEMENT...................................................................................8
   (b)   NUMBER OF SHARE..........................................................................................8
   (c)   EXERCISE PRICE...........................................................................................8
   (d)   WITHHOLDING TAXES........................................................................................9
   (e)   EXERCISABILITY AND TERM..................................................................................9
   (f)   NONTRANSFERABILITY.......................................................................................9
   (g)   EXERCISE OF OPTIONS ON TERMINATION OF SERVICE............................................................9
   (h)   NO RIGHTS AS A SHAREHOLDER..............................................................................10
   (i)   MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS.......................................................10
   (j)   RESTRICTIONS ON TRANSFER OF SHARES......................................................................10

SECTION 7.        PAYMENT FOR SHARES.............................................................................10

   (a)   GENERAL RULE............................................................................................10
   (b)   SURRENDER OF STOCK......................................................................................10
   (c)   PROMISSORY NOTES........................................................................................11
   (d)   CASHLESS EXERCISE.......................................................................................11

SECTION 8.        ADJUSTMENT OF SHARES...........................................................................11

   (a)   GENERAL.................................................................................................11
   (b)   REORGANIZATIONS.........................................................................................12
   (c)   RESERVATION OF RIGHTS...................................................................................12

SECTION 9.        PAYMENT OF DIRECTOR'S FEES IN SECURITIES.......................................................12

   (a)   EFFECTIVE DATE..........................................................................................12
   (b)   ELECTIONS TO RECEIVE NONSTATUTORY OPTIONS...............................................................12
   (c)   NUMBER AND TERMS OF NONSTATUTORY OPTIONS................................................................13

SECTION 10.       LEGAL REQUIREMENTS.............................................................................13


SECTION 11.       NO EMPLOYMENT RIGHTS...........................................................................13


SECTION 12.       DURATION AND AMENDMENTS........................................................................13

   (a)   TERM OF THE PLAN........................................................................................13
   (b)   RIGHT TO AMEND OR TERMINATE THE PLAN....................................................................13
   (c)   EFFECT OF AMENDMENT OR TERMINATION......................................................................14

SECTION 13.       EXECUTION......................................................................................14


                                      ii

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                             MUSICIAN'S FRIEND, INC.
                             1998 STOCK OPTION PLAN
                       (EFFECTIVE AS OF FEBRUARY 13, 1998)

SECTION 1.    PURPOSE.

         This Musician's Friend, Inc. 1998 Stock Option Plan (the "Plan") consists of two component stock option plans, the Musician's Friend, Inc. Key Employees 1998 Stock Option Plan (the "Key Employees Plan") and the Musician's Friend, Inc. 1998 Employees Stock Option Plan (the "Employees Plan," and, together with the "Key Employees Plan," the "Plan"). In general, the provisions set forth herein shall, except as specifically provided in this Plan, have the same meaning with respect to each separate component plan. The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company and to attract new employees with outstanding qualifications by purchasing Shares of the Company's Common Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as Incentive Stock Options intended to qualify under section 422 of the Internal Revenue Code. The Plan was initially adopted effective as of February 13, 1998, subject to the approval of the Company's shareholders.

SECTION 2.    DEFINITIONS.


         (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

         (b) "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                  (i) the consummation of the acquisition of fifty-one percent (51%) or more of the outstanding Stock of the Company by one person or by two or more persons acting as a partnership, limited partnership, syndicate or other group pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company);

                  (ii) the consummation of a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization;

                  (iii) the sale of all or substantially all of the assets of the Company to a third party who is not an affiliate (including a parent or Subsidiary) of the Company;

                  (iv) the dissolution of the Company pursuant to action validly taken by the stockholders of the Company in accordance with applicable state law; or

                  (v) reorganization, dissolution or other such event or series of events, which in the opinion of a majority of the Board (as reflected in a written resolution of the Board) has resulted in a change of control of the Company.

         (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" shall mean the full Board of Directors and/or a committee of the Board Directors which is authorized to administer the Plan under Section 3. Effective as of the initial public offering of the Company's Stock, the Committee shall have membership composition which enables the Key Employees Plan to qualify under Rule 16b-3 with regard to grant of Options to persons who are subject to Section 16 of the Securities Exchange Act of 1934. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, may administer the Key Employees Plan and the Employees Plan with respect to employees are not subject to Section 16 of the Exchange Act, may grant Options under the Plan to employees and may determine all terms of such Options.

         (e) "COMPANY" shall mean Musician's Friend, Inc., a Delaware corporation.

         (f) "EMPLOYEE" shall mean (i) any individual who is a common-law employee of the company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) a consultant who performs services for the Company or a Subsidiary. Service as a member of the Board of Director as a consultant shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

         (g) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option agreement.

         (h) "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by committee in good faith as follows:

                  (i) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

                  (ii) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date;

                  (iii) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Western Edition of THE WALL STREET JOURNAL. Such determination shall conclusive and binding on all persons.

         (i) "ISO" shall mean an employee incentive stock option described in section 422(b) of Code.

         (j) "NONSTATUTORY OPTION" shall mean an employee stock option that is not an ISO.

         (k) "OPTION" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         (l)      "OPTIONEE" shall mean an individual who holds an Option.

         (m) "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors who is not a common-law employee of the Company or a Subsidiary.

         (n) "PLAN" shall mean this Musician's Friend, Inc. 1998 Stock Option Plan which consists of the Key Employees Plan and the Employees Plan.

         (o)      "SERVICE" shall mean service as an Employee.

         (p) "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

         (q) "STOCK" shall mean the Common Stock, of the Company, and such other stock as be substituted therefor in accordance with the adjustment provisions of the Plan.

         (r) "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

         (s) "SUBSIDIARY" shall mean any corporation, of which the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.        ADMINISTRATION.

         (a) COMMITTEE MEMBERSHIP. The Plan shall be administered by the Committee, which shall consist of members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee.

         (b) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         (c) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  (i)      To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Options are to be granted under the Plan;

                  (v)      To select the Optionees;

                  (vi) To determine the number of Shares to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (viii) To amend or terminate any outstanding Stock Option Agreement;

                  (ix) To determine the disposition of an Option in the event of an Optionee's divorce or dissolution of marriage;

                  (x) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan and any Option;

                  (xi) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration; and

                  (xii) To take any other actions deemed necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees, and all persons deriving their rights from an Optionee. No member of

Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option.

SECTION 4.        ELIGIBILITY.

         (a) GENERAL RULE. Only Employees, as defined in Section 2(e), shall be eligible for designation as Optionees under either the Key Employees Plan or the Employees Plan by the committee. In addition, only individuals who are employed as common-law employees by the company or a Subsidiary shall be eligible for the grant of ISOs. Further, with respect to the Employees Plan, no Employee who is subject to Section 16 of the Securities Exchange Act of 1934 shall be eligible for designation as an Optionee.

         (b) ISOS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than five percent (5%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

SECTION 5.        STOCK SUBJECT TO PLAN.

         (a) BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the

         (b) PLAN. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. The aggregate number of Shares which may be issued under the Key Employees Plan (upon exercise of Options) shall not exceed 20,500 Shares, subject to adjustment pursuant to Section 8. The aggregate number of

Shares which may be issued under the Employees Plan (upon exercise of options) shall not exceed 4,500 Shares, subject to adjustment pursuant to
Section 8.

         (c) ADDITIONAL SHARES. In the event that any outstanding Option for any reason expires is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan under which the Option was originally granted.

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS.

         (a) STOCK OPTION AGREEMENT. Each grant of an Option shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements need not be identical.

         (b) NUMBER OF SHARE. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

         (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

         (d) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction o f any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

         (e) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

         (f) NONTRANSFERABILITY. Except as provided in the applicable Stock Option Agreement, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or by guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (g) EXERCISE OF OPTIONS ON TERMINATION OF SERVICE. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of

Optionee's Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issue pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

         (h) NO RIGHTS AS A SHAREHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate for such Shares.

         (i) MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

         (j) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 7.        PAYMENT FOR SHARES.

         (a) GENERAL RULE. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c) and (d) below.

         (b) SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee's representative for any time period specified by the Committee and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) PROMISSORY NOTES. To the extent that a Stock Option Agreement so provides, payment may be made all, or in part with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by Committee. The Committee may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note is paid in full.

         (d) CASHLESS EXERCISE. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 8.        ADJUSTMENT OF SHARES.

         (a) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under
Section 5, (ii) the number of Shares covered each outstanding Option or (iii) the Exercise Price under each outstanding Option.


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

         (b) REORGANIZATIONS. In the event that the Company is a party to a merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization.

         (c) RESERVATION OF RIGHTS. Except as provided in this Section 8, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.        PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

         (a) EFFECTIVE DATE. No provision of this Article 9 shall be effective unless and until the Board of Directors has determined to implement such provision.

         (b) ELECTIONS TO RECEIVE NONSTATUTORY OPTIONS. An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash, Nonstatutory Options, or a combination thereof. Such Nonstatutory Options shall be issued under the Key Employees Plan. An election under this Article 9 shall be filed with the Company on the prescribed form and subject to such filing deadlines and election procedures as shall be established by the Committee.

         (c) NUMBER AND TERMS OF NONSTATUTORY OPTIONS. The number of Nonstatutory Options to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such Nonstatutory Options shall also be determined by the Board.

SECTION 10.       LEGAL REQUIREMENTS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11.       NO EMPLOYMENT RIGHTS.

         No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 12.       DURATION AND AMENDMENTS.

         (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date its adoption by the Board of Directors, subject to the approval of the Company's shareholders within twelve (12) months after its adoption by the Board of Directors. The Plan shall terminate automatically ten (10) years after its initial effective date of the Plan, and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend the an at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

         (c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 13.       EXECUTION.

         To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same as of February 13, 1998.

                                         MUSICIAN'S FRIEND, INC.


                                         By
                                               -------------------------------

                                         As Its
                                               -------------------------------